                                                                       Ex.10.14

                             Agreement No. 99006728
                                     between

                              SBC Operations, Inc.

                                       and

                           World Wide Technology, Inc.

                                       for


                     EQUIPMENT, MINOR MATERIALS AND SERVICES

                                   RELATED TO

                          THE INSTALLATION AND SALE OF

                             TELLABS TITAN PRODUCTS



        *Certain material has been omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

                               TABLE OF CONTENTS

1.0 PREAMBLE...............................................................................................1
2.0 DEFINITIONS............................................................................................1
3.0 GENERAL TERMS AND CONDITIONS...........................................................................4
3.1 Agreement..............................................................................................4
3.2 Term of Agreement......................................................................................4
3.3 Termination And Cancellation...........................................................................4
3.4 Choice of Law..........................................................................................5
3.5 Cumulative Remedies....................................................................................6
3.6 Dispute Resolution.....................................................................................6
[* Confidential treatment requested]
3.8 Liens Prohibited.......................................................................................7
3.9 Title and Risk Of Loss.................................................................................7
3.10 Order of Precedence...................................................................................7
4.0 COMPLIANCE.............................................................................................7
4.1 Changes Required to Meet Codes, Laws & Regulations.....................................................7
4.2 No Third Party Beneficiaries...........................................................................8
4.3 Recyclable Material....................................................................................8
4.4 Reliability............................................................................................8
5.0 LIABILITY..............................................................................................8
5.1 Guaranty...............................................................................................8
6.0 STANDARDS..............................................................................................8
6.1 Product Change Notices.................................................................................8
6.12 Use of Published Specifications.......................................................................9
6.3 Buyer's Technical Information..........................................................................9
6.4 Marking...............................................................................................10
7.0 ORDERING..............................................................................................10
7.1 Order Procedure.......................................................................................10
7.2 Order Acknowledgment..................................................................................11
[*Confidential treatment requested]
[*Confidential treatment requested]
8.2 Cables and Related Items..............................................................................12
8.3 Invoicing And Payment.................................................................................12
8.4 Changes and Suspensions...............................................................................13
9.0 DELIVERY..............................................................................................13
9.1 Delivery and Performance..............................................................................13
9.2 Shipping and Packing..................................................................................13
10.0 PERFORMANCE..........................................................................................14
10.1 Records And Audits...................................................................................14
10.2 Monthly Order And Shipment Reports...................................................................15
10.3 Action Register......................................................................................15
10.4 Work Hereunder.......................................................................................15
10.5 Work Stoppage........................................................................................16
10.6 Tools and Equipment..................................................................................16

                             Proprietary Information
     This information contained herein is not for use of disclosure outside
                     SBC Operation, Inc. their affiliates
         and World Wide Technology, Inc. except under written agreement.

                                     Page i

                                                          Agreement No. 99006728

10.7 Use of Buyer's Systems...............................................................................16
10.8 Damages to Property and Live Equipment...............................................................17
10.9 Inspection...........................................................................................17
10.10 Installation Services...............................................................................17
10.11 Installation Performance............................................................................18
10.12 Installation/Cutover Assistance.....................................................................19
10.13 Acceptance..........................................................................................19
10.15 Relocation..........................................................................................20
11.0 REPAIR AND MAINTENANCE...............................................................................20
11.1 Notice of Delays & Liquidated Damages................................................................20
11.2 Limitation of Liability..............................................................................21
   * Confidential treatment requested
13.0 OTHER................................................................................................22
13.1 Patents..............................................................................................22
13.2 Copyrights...........................................................................................22
13.3 Headings.............................................................................................22


EXHIBITS

* Confidential treatment requested

Exhibit B:  Action Register




                                    Page ii

                                                          Agreement No. 99006728


1.0      PREAMBLE

         This Agreement No. 99006728 ("Agreement") is between World Wide Technology, Inc., a Missouri corporation ("Seller") and SBC Operations Inc., a Delaware corporation ("Buyer"). This Agreement incorporates all the terms and conditions from General Agreement No. 98005906, dated March 15 1999, between the Seller and Buyer unless specifically provided otherwise herein. To the extent that the terms and conditions of the General Agreement differ from the Agreement, the Agreement shall prevail.

         All orders placed relating specifically to the purchase of Tellabs Titan equipment and services ordered through World Wide Technology, Inc. shall be governed by this Agreement. To the extent that the terms and conditions of the Agreement differ from that of the Master Agreement No.T0005476, dated July 17, 1997, between Pacific Telesis Group and Tellabs Operations, Inc., the Master Agreement No. T0005476 shall prevail.

         Buyer and Seller agree that the term Buyer includes any of Buyer's Affiliates and the term Seller shall mean either World Wide Technology, Inc. or its Original Equipment Manufacturer (OEM) supplier, as applicable.

         The parties, intending to be legally bound, agree as follows:


2.0      DEFINITIONS

         For the purposes of this Agreement, all terms defined herein will have the meanings so defined, unless the context clearly indicates otherwise. A term defined in the singular will include the plural and vice versa when the context so indicates.

         "ACCEPTANCE DATE" - means the date on which a Product successfully completes the Acceptance Tests (or the end of the Acceptance Period, if the Product has not been rejected as of that date), and for Services means the later of (i) the date in which Buyer inspects and accepts Seller's Services or (ii) thirty days after Seller provides an invoice for such Services if Buyer has not rejected or accepted such Services prior thereto.

         "ACCEPTANCE PERIOD" means a period of thirty (30) consecutive calendar days (or the period specified in the Order) during which the Acceptance Test(s) for a Product is/are performed.

         "ACCEPTANCE TEST" means the performance and reliability demonstrations and tests that must be successfully completed by a Product during the Acceptance Period which may include but not be limited to: (1) Buyer's routine business transactions, (2) tests, demonstrations or transactions performed during any Seller benchmarking, and (3) any other tests, demonstrations or transactions included or referenced in the applicable Order or which are appropriate to determine whether the Product conforms to the requirements of the Order.

         "APPROVAL FOR USE" means that a given Seller technology (i.e., Product), which is being deployed in Buyer's network, has successfully completed all Technology Tests by Buyer, is fully approved for deployment in Buyer's network and that Buyer has approved the price for such Product, which are fundamental conditions precedent for a Product to achieve Approval For Use status.

         "CANCELLATION" means the occurrence by which either party puts an end to this Agreement or Orders placed under this Agreement for breach by the other and its effect is the same as that of "Termination" and, except as otherwise provided for herein, the canceling party also retains any remedy for breach of the whole Agreement or any unperformed balance.


                            Proprietary Information
     The information contained herein is not for use of disclosure outside
      SBC Operation, Inc. their affiliates and World Wide Technology, Inc.
                         except under written agreement

                                                          Agreement No. 99006728


         "CENTRALLY DEVELOPED SYSTEM" means a computer-based information system whose development project was managed and/or is being supported by Buyer.

         "DELIVERY DATE" means the date by which all items and parts of the Product as ordered are delivered to the destination specified in the applicable Order.

         "DOCUMENTATION" means including, but not be limited to, user and system manuals, and training materials in machine readable or printed form.

         "DOWNTIME" means that period of time during which a Product is not operating in accordance with the requirements of an Order through no fault or negligence of Buyer. Downtime for each malfunction will start one (1) hour after Buyer attempts to contact Seller's designated representative at a prearranged contact point and will end when the Product is operating in accordance with the requirements of the Order.

         "EQUIPMENT" means a unit of hardware, including spare parts, acquired or maintained hereunder, and includes any third party provided Equipment.

         "EXTENDED MAINTENANCE PERIOD" means any period of maintenance Service outside of the Principal Period of Maintenance which may be selected by Buyer.

         "FIELD ENGINEER" means a person in Seller's employ qualified to repair Products in a timely and professional manner.

         "INFORMATION" means all ideas, discoveries, concepts, know-how, trade secrets, techniques, designs, specifications, drawings, sketches, models, manuals, samples, tools, computer programs, technical information, and other confidential business, customer or personnel information or data, whether written, oral or otherwise.

         "INSIGNIA" means Buyer's trademarks, trade names, symbols, decorative designs of evidence of Buyer's inspection.

         "INSTALLATION" - means equipment mounting, placing, modification, assembly, cabling, wiring, and testing to be performed by Seller in accordance with the Specifications and/or instructions issued by, and reasonably acceptable to, Buyer.

         "INSTALLATION DATE" means the date by which all components of a Product or System are installed and prepared for Acceptance Tests at the location specified in the applicable Order. The Installation Date for Software and Equipment includes delivery of Program Material, manuals and supporting Documentation.

         "INSTALLATION SITE" means the location, established by Buyer, at which the Product will reside.

         "LICENSED SOFTWARE" means software licensed to Buyer. Licensed Software also includes all associated Program Material and Documentation.

         "ORDERS" means such purchase orders, forms, memoranda or other written communications as may be delivered to Seller for the purpose of ordering Products and Services hereunder.

         "PREVENTIVE MAINTENANCE" means maintenance performed or required to be performed by Seller on a scheduled basis to keep a Product in good operating condition in accordance with the requirements of the applicable Order. Preventive Maintenance will include (1) calibration, testing, adjustments, cleaning, lubrication, replacement of worn, defective or questionable parts, and minor circuit updating and modifications; (2) maintenance and engineering services necessary to retrofit or otherwise install engineering changes, modifications and improvements (including the latest engineering revision and all reliability improvements) made to any Product by Seller at any time during the maintenance term for that Product; and (3) automatic update services for all manuals and Documentation furnished with any Product. "Principal Period of Maintenance" means a consecutive ten (10) hour period daily, Monday through Friday, excluding New Year's Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Unless otherwise specified in the Order, such ten (10) hour period will be from 7:00 a.m. to 5:00 p.m.

                            Proprietary Information
     The information contained herein is not for use of disclosure outside
      SBC Operation, Inc. their affiliates and World Wide Technology, Inc.
                         except under written agreement

                                                          Agreement No. 99006728


         "PRODUCTS" means a unit of equipment, apparatus, components, tools, supplies, material, Software, or firmware thereto purchased or licensed hereunder by Buyer from Seller and includes third party Products provided or furnished by Seller. Products shall be deemed to include any replacement parts or products.

         "PROGRAM MATERIAL" means all material associated with Software provided by Seller to Buyer hereunder including, but not limited to, test data, flow charts, Documentation, source code, source code listings, data file listings, input and output formats and use instructions.

         "REMEDIAL MAINTENANCE" maintenance performed by Seller which is necessary to return an inoperative or malfunctioning Product to good operating condition.

         "SERVICE(S)" - means any and all labor, support, facilities, material, Equipment, tools, accessories, instruments and supplies necessary to perform any and all services described in the applicable Order and provided by Seller hereunder, including but not limited to, consultation, engineering, Installation, removal, maintenance, training, self-maintenance support, repair, general services, remote computer services, unloading, programming, Software maintenance, technical consultation, Documentation preparation, or any other services specified in this Agreement or in an Order.

         "SOFTWARE" means all programs in machine-readable (object code) form and feature descriptions which are ordered by Buyer pursuant hereto. Software includes Custom Software and Licensed Software, including any associated program, programming aid, routine, subroutine translation, compiler, diagnostic routine, control software and firmware and third party Software included in or finished by Seller.

         "SPECIFICATIONS" means (1) Seller's proposals, (2) Seller's published literature, descriptions, drawings and other specifications, including physical, operating, timing and maintenance characteristics, site, space, power and memory requirements, run times, compatibility, and modularity, (3) the Product manufacturer's or developer's specifications (if Seller is not the Product manufacturer or developer) and (4) any other specifications or Technical Requirements for the Products or Services which are attached to or referenced in and made a part of the applicable Order.

         "SYSTEM" means the collection or aggregation of Products designed to function or operate, or represented by Seller as being capable of functioning, as an entity. A System may be offered by Seller or any other source and may include products offered by other vendors.

         "SYSTEM CHANGE REQUEST" means a Buyer document requesting modifications to Software licensed hereunder.

         "TECHNICAL REQUIREMENTS" means those feature, function, operational, administrative, maintenance and support requirements as defined herein for a given technology which are provided by Buyer to Seller in accordance with this Agreement.

         "TECHNOLOGY TEST" means hands-on, laboratory oriented technical review and analysis by Buyer (usually performed prior to first application in Buyer's network) of Seller's Product based on specific performance, operational, protocol, and environmental criteria for potential certification as an Approved for Use technology for deployment into Buyer's network. Such Technology Test is a major component of Buyer's Approval for Use process as defined above.

         "TELCORDIA TECHNOLOGIES (TELCORDIA)" - In 1999 Bellcore renamed the organization, Telcordia Technologies (Telcordia). For the purposes of this Agreement all currently called Bellcore terms will be referenced by the new name "Telcordia".

         "TERMINATION" means the occurrence by which either party, pursuant to the provisions or powers of this Agreement or laws and regulations, puts an end to this Agreement and/or Orders placed under this Agreement other than for breach. On "Termination" all obligations which are still executory on both sides are discharged but any right based on prior breach of performance survives except as otherwise provided herein.

                            Proprietary Information
     The information contained herein is not for use of disclosure outside
      SBC Operation, Inc. their affiliates and World Wide Technology, Inc.
                         except under written agreement

                                                          Agreement No. 99006728


         "WARRANTY PERIOD" means the period during which a product or Service is covered by Seller's/OEM's warranties [*Confidential treatment will be requested].



3.0      GENERAL TERMS AND CONDITIONS

3.1      Agreement

         This Agreement sets forth the terms and conditions under which Seller's Products and Services will be purchased by Buyer. This Agreement shall govern all Orders, acknowledgments, invoices and other information electronically and non-electronically transmitted during the term of this Agreement. In the event of any conflict between the Provisions of this Agreement and any Orders, the provisions of this Agreement shall prevail. The parties may modify this Agreement when an authorized representative of each party signs such modifications. Exhibits [*Confidential treatment will be requested] B, which are attached hereby, are incorporated by this reference.

  3.2    Term of Agreement

         This Agreement shall become retroactively effective. The effective date is May 1, 1999 until December 31, 2001, unless sooner Terminated or Canceled as provided herein. Thereafter, the Agreement will be automatically renewed for successive one (1) year terms, unless either party has provided the other party with notice of termination, in accordance with Section 3.3(a). The amendment, expiration, Termination or Cancellation of this Agreement shall not affect the obligations of the parties under any Order previously issued under this Agreement, and the terms and conditions of this Agreement shall continue to apply to such Order as if this Agreement had not been amended, expired, Terminated or Canceled.

  3.3    Termination And Cancellation

         A.       Termination and Cancellation of Agreement

                  Buyer may Terminate this Agreement in whole or in part at any time by giving Seller at least thirty (30) days' prior written notice. Upon Termination, Buyer agrees to pay Seller all amounts due for Products or Services provided by Seller under this Agreement up to and including the effective date of Termination, which payment will constitute a full and complete discharge of Buyer's obligations to Seller hereunder.

                  In accordance with applicable laws and regulations, Buyer may Cancel this Agreement by notice, in writing, in the event that Seller (i) admits insolvency, (ii) makes an assignment for the benefit of creditors, (iii) is unable to pay debts as they mature, or (iv) has a trustee or receiver appointed over all or any substantial part of its assets. Seller shall provide Buyer with status reports on the financial viability of Seller. Providing a copy of an Annual Income Statement and Balance Sheet shall suffice to fulfill this requirement.

         B.       Cancellation and Termination of Orders

                  1.       Cancellation

                           If Buyer cancels any Orders or rejects any Products pursuant to any provision of this Agreement or applicable Laws and Regulations, Seller shall, at Buyer's request, but at Seller's expense, promptly remove the affected Products from Buyer's site, restore Buyer's site to its original condition, refund to Buyer any amounts previously paid by Buyer for such Products and reimburse Buyer for any costs Buyer occurred to remove and return such Products. Upon reimbursement and refund, title to any such Products which had previously passed to Buyer shall revert to Seller.

                   2.      Termination

                                                          Agreement No. 99006728


                           Products/Services: Buyer may at any time Terminate any Order in whole or in part upon written notice to Seller. In such event, Seller shall be entitled to reasonable Termination charges consisting of its actual and direct costs incurred to provide the Products and Services ordered by Buyer but no more than a percentage of the work performed or Products delivered prior to Termination, minus salvage or resale value of the Terminated Order. If requested, Seller agrees to substantiate such costs with proof satisfactory to Buyer. In no event shall the Termination charges on any Order hereunder exceed the Order price.

                           No Termination charges shall apply to Products not specially manufactured for Buyer pursuant to any Order which is Terminated at least thirty (30) days prior to the required delivery date. Buyer shall not be responsible for any work performed nor for any costs incurred by Seller, Seller's sellers, or Seller's subcontractors after Buyer has provided notice of Termination. After the receipt of Buyer's payment for such Terminated Services, Seller shall deliver the physical embodiments, if any, of the items charged to and paid by Buyer. The foregoing Termination charges state the entire liability of Buyer for Termination for convenience by Buyer of any Order hereunder.

         C.       Partial Cancellation and Termination

                  Where a provision of this Agreement or applicable Laws and Regulations permits Buyer to Terminate or Cancel an Order, such Termination or Cancellation may, at Buyer's option, be either complete or partial. In the case of a partial Termination or Cancellation Buyer may, at its option, accept a portion of the Products or Services covered by an Order and pay Seller for such Products or Services at the unit prices set forth in such Order. The right to Cancel an Order shall also include the right to Cancel any other related Order.

         D.       Cancellation for Default

                  If Seller is in material default of any of its obligations under this Agreement or applicable Orders and such default continues for ten (10) days after written notice thereof is given by Buyer, then in addition to all other rights and remedies, at law or in equity, Buyer may Cancel this Agreement and/or any Order which may be affected by such default without any obligation or liability on the part of Buyer whatsoever. Notwithstanding this paragraph D, additional provisions for Cancellation of Orders hereunder are set forth in this Agreement.

                  Buyer shall have the right to retain or return any Product already received and accepted; provided, however, if Buyer elects to return any Product, Seller shall reimburse Buyer the cost of shipping any returned Product and amounts, if any, previously paid by Buyer for such Product. Seller shall bear all expenses for removal and return of such Product.

  3.4    Choice of Law

         The following supersedes the General Agreement No. 98005906, section entitled "Governing Law", page 7:

         With respect to PACIFIC, this Agreement and performance hereunder shall be governed by the laws of the state of California. With respect to SWBT, this Agreement and performance hereunder shall be governed by the laws of the state of Missouri. With respect to an Affiliate, other than PACIFIC or SWBT, this Agreement and performance hereunder shall be governed by the laws of the state in which such affiliate has its principal place of business.

                            Proprietary Information
     The information contained herein is not for use of disclosure outside
      SBC Operation, Inc. their affiliates and World Wide Technology, Inc.
                         except under written agreement

                                                          Agreement No. 99006728


         This Agreement shall be considered completed, entered into, and executed in California on behalf of PACIFIC, in Missouri on behalf of SWBT, and with respect to an Affiliate other than PACIFIC or SWBT, in the state in which the Affiliate has its principal place of business."

3.5      Cumulative Remedies

         Any rights of cancellation, termination, liquidated damages or other remedies prescribed in this Agreement are cumulative and are not exclusive of any other remedies to which the injured party may be entitled, including but not limited to, the remedies of specific performance and cover; however, neither party shall retain the benefit of inconsistent remedies.

3.6      Dispute Resolution

         Resolution of all disputes arising out of or in connection with this Agreement shall be in accordance with the following:

         A. The parties will attempt in good faith to promptly resolve any controversy or claim arising out of or relating to this Agreement through negotiations between executives of the parties, before resorting to other remedies available to them.

         B. If a controversy to claim should arise, the first level of escalation shall be Seller's designated Account Manager and Buyer's Contract Manager with escalation to intermediate and executive level management as appropriate and mutually agreed. Either Seller or Buyer may request the other to meet within fourteen (14) days at Buyer's location.

         C. If the matter has not been resolved within twenty-one (21) days of their first meeting, the designated representatives shall refer the matter to senior executives, who shall have full authority to settle the dispute. Thereupon, the representatives shall promptly prepare and exchange memoranda stating the issues in dispute and their positions, summarizing the negotiations which have taken place, and attaching relevant Documents. The senior executives will meet for negotiations within fourteen (14) days of the end of the twenty-one (21) day period referred to above, at a mutually agreed time.

         D. The first meeting shall be held at the offices of the party receiving the request to meet. If more than one meeting is held, the meetings shall be held in rotation at the offices of Seller and Buyer. All meetings will be held at a location mutually agreed upon by the parties.

         E. If the matter has not been resolved pursuant to the aforesaid procedures within sixty (60) days of the commencement of such procedure (which period may be extended by mutual Agreement), the controversy shall be submitted to and settled by arbitration with a panel of three (3) arbitrators, of whom each party shall appoint one (1) with the third arbitrator selected by the two (2) so chosen. The controversy shall be settled in accordance with the rules and regulations of the Center of Public Resources Guide For Resolving Disputes. Both parties agree that the arbitration award may be enforced by a court of competent jurisdiction and that the costs of such arbitration shall be divided equally. The arbitration shall be held in San Francisco, California (or as mutually agreed) and shall be conducted on a confidential basis. The arbitrator's award shall be supported by law and substantial evidence.

                  *Confidential treatment requested


                            Proprietary Information
     The information contained herein is not for use of disclosure outside
      SBC Operation, Inc. their affiliates and World Wide Technology, Inc.
                         except under written agreement

                                                          Agreement No. 99006728


3.8      Liens Prohibited

         All Services furnished to Buyer by Seller hereunder shall be free from any claims, third party liens or encumbrances. Should Seller as a general contractor of Services subcontract such Service delivery to subcontractors that have mechanics lien rights under applicable law, Buyer may require satisfactory proof that all parties furnishing labor and/or materials for the Services have been paid before making payment to Seller.

3.9      Title and Risk Of Loss

         The following supersedes the General Agreement No. 98005906, section entitled "Title and Risk of Loss", page 19.

         A.       TITLE

                  Title to Equipment purchased hereunder will vest in Buyer when the Equipment has been delivered and accepted at the destination specified in the applicable Order. If this Agreement calls for additional Services such as unloading, installation or the like to be performed after delivery, Seller will retain risk of loss to the Equipment until the additional Services have been performed to Buyer's satisfaction. Title to Software will remain in Seller. Buyer will have the right to make a reasonable number of copies of the Software for use as authorized by OEM.

         B.       RISK OF LOSS

                  Seller shall bear the risk of loss of or damages to any Product until delivery of the Product at the destination specified in the applicable Order and acceptance by Buyer. In the event that additional Services such as installation, unloading or the like, are to be performed by Seller, the risk of loss shall pass to Buyer after such additional Services have been performed and the Product has been accepted by Buyer. With respect to any loss or damage which occurs while Seller has the risk of loss, Buyer shall notify Seller promptly of any claim and shall cooperate with Seller to facilitate making and settling any such claim.

                  After such delivery and acceptance, Buyer shall bear the risk of loss of or damage to such Product, except to the extent that any loss or damage arises out of or results from the negligence or willful misconduct of Seller or its agents or contractors.

3.10     Order of Precedence

         In the event of any conflict or inconsistency between any provisions of this Agreement and the provisions of any Order, the provisions of such Order will control but only for the purpose of such Order, and, except for such Order, the terms and conditions of this Agreement will not be deemed to be waived, amended or modified.

4.0      COMPLIANCE

4.1      Changes Required to Meet Codes, Laws & Regulations

         Seller shall, at no additional charge, make any changes to the Products, which are necessary to meet codes, laws or regulations which are in effect on the date of acceptance of such Products. If such changes are proposed on such date and subsequently become effective, Seller shall make such changes at a charge not to exceed the cost of labor and materials. Seller's obligations under this clause shall expire ten (10) years after acceptance of the Products in question.


                            Proprietary Information
     The information contained herein is not for use of disclosure outside
      SBC Operation, Inc. their affiliates and World Wide Technology, Inc.
                         except under written agreement

                                                          Agreement No. 99006728


4.2      No Third Party Beneficiaries

         Except as otherwise provided in this Agreement, this Agreement is for the benefit of Buyer and Seller and not for any other person or entity.

4.3      Recyclable Material

         If requested by Buyer, Seller will identify recyclable Products by labeling or watermarking such Products in a mutually agreed upon manner.

4.4      Reliability

         Seller hereby agrees that OEM's Products furnished hereunder by Seller will, at the time of shipment:

         a. Have sufficient burn-in operating time at the component, circuit pack and/or system level to assure an Infant Mortality Factor ("IMF") of not more than 2.5. The IMF is the ratio of the failures experienced in the first year of operation (8760 hours) to the failures experienced in a year of operation at Steady State Reliability ("SSR") assuming a Weibull Infant Mortality Model with a slope of 0.75 and 10,000 hours to reach SSR.

         b. Meet the Quality and Reliability requirements specified in Quality Program Specification (QPS) 82.040 Issue 4 and 92.031 Issue 2.

         Seller further agrees that it will, at no charge, provide Buyer or its representative ("Buyer's Agent"), the accessibility and assistance necessary for Buyer or Buyer's Agent to verify that Product purchased hereunder satisfies the requirements specified in the clause entitled "QUALITY ASSURANCE."

         Nothing contained herein will affect Buyer's rights hereunder, under any warranty, or under any other provisions of this Agreement.


5.0      LIABILITY

5.1      Guaranty

         Seller shall use commercially reasonable efforts to ensure to Buyer (1) the full and faithful performance by each subcontractor of each and every covenant, duty and obligation assumed by the subcontractor with respect to the Services and (2) the payment of each and every sum due or to become due to the subcontractor in connection with the Services. The above guaranty is applicable to all changes, modifications and extensions respecting this Agreement as the parties may agree.


6.0      STANDARDS

6.1      Product Change Notices

         Seller agrees to notify Buyer, in advance, of any known change(s) to be made in the OEM's Products furnished in accordance with the Specifications, Software Related Documentation and/or Documentation that would impact upon either reliability, safety, or the form, fit or function of the Product.

         It will be OEM's responsibility to furnish Product Change Notices ("PCN") for all Products provided hereunder in accordance with TP 76305, January 1, 1997, SWB Requirements for Product Change Notices for SWBT or GR-209-CORE, Issue 1, August 1994, "Product Change Notices" for PACIFIC, as may be amended at any time, and any successor document.


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                                     Page 8
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                                                          Agreement No. 99006728


         In order for Buyer to review Product changes, a minimum of thirty (30) days advance notice will be required except for those cases where an extremely unsatisfactory condition requires immediate action. The final classification of any Product change proposed by the OEM will be by mutual agreement between OEM and Buyer.

         For changes classified as "A" or "AC", Seller and OEM agree to promptly modify or replace, at no charge, all affected Products provided hereunder and the Documentation relevant thereto. Buyer will have the right to invoice Seller for any labor expenses incurred by Buyer attributable to the replacement of such Products.

         For changes classified as "B" or "D", Seller and OEM agree to notify Buyer of the exact nature thereof and discuss with Buyer details regarding the proposed implementation procedure for affected Products which is being or will be manufactured. Buyer will determine, at its option, if Products previously shipped will be modified or replaced. Should such modification or replacement be deemed necessary, Seller and OEM will arrange therefor at prices and schedules to be mutually agreed upon with Buyer prior to implementation. Relevant Documentation for such affected Products will also have provided by Seller and OEM at no charge.

         Any revisions to TP 76305, will become effective and thereafter applicable under this Agreement thirty (30) days after such revision is released by Buyer except for those particular revisions to which the Seller and OEM specifically objects within twenty-one (21) days of receipt, providing therewith an explanation for each such objection. Upon each such objection, Buyer, Seller and OEM will attempt to negotiate a resolution to any such objections. Notwithstanding the foregoing, any revision made to address situations potentially harmful to Buyer's network, the Premises, to address Premises security issues, to comply with statutory and/or regulatory requirements, or to Buyer's Emergency Operating Procedures will become effective and applicable immediately notwithstanding any objection by the Seller and OEM.

         In the event that Buyer, Seller and OEM fail to reach agreement on any change in Products proposed by OEM, Buyer will have the right without penalty to terminate this Agreement and any or all Orders for Products affected by such change(s) that may have been issued by Buyer.

6.2      Use of Published Specifications

         Seller shall, at no charge, provide Buyer with copies of Sellers/OEMs published Specifications, user instructions, manuals and other training materials pertaining to the Products. Buyer shall have the right to reproduce any or all of such materials as necessary for Buyer's use of such Products.

6.3      Buyer's Technical Information

         Seller agrees to comply, where applicable with the following technical requirements documents of Buyer:

         o GR-137-CORE, Issue 1, June 1, 1994. "Generic Requirements for Central Office Cable"

         o GR-833 CORE, Issue 5, December 1992, Revision 1, April 1993, Revision 2, June 1994. "Operations Application Messages - Network Maintenance: Network Elements and Transport Surveillance Messages".

         o GR-1089-CORE, Issue 1, November 1994. "Electromagnetic Compatibility and Electrical Safety - Generic Criteria for Network Telecommunications Equipment"

         o GR-1421-CORE, Issue 1, 7-1-94. "Generic Requirements for ESD-Protective Circuit Pack Containers"

         o GR-1502-CORE, Issue 1, June 1994. "Central Office Environment Detail Engineering Generic Requirements"

         o SR-3158 NEBS 2000 Physical Protection Guidelines for Operations Systems Hardware


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                         except under written agreement

                                                          Agreement No. 99006728


                  PB/SWBT Alarm Philosophy, Effective date 4-5-94

         o        PB/SWBT Alarm Policy Statement Effective Date June 15, 1994.

         o PB/SWBT Practice 790-101-322SW, March 1, 1990. Detail Engineering Guide Telephone Company Engineered (TCE) Orders Preparation Instructions

         o        TP 76300, December 1, 1994. Installation Guidelines

         o        TP 76310, April 1, 1992. Earthquake Engineering Guidelines

         o TR-EOP-000066, Issue 1, February 1987. "Space Planning Documentation Requirements"

         o TR-NWT-000063, Issue 5, September 1993. "Network Equipment Building Systems General Equipment Requirements (NEBS)"

         o TR-NWT-000078, Issue 3, December 1991. "Generic Physical Design Requirements for Telecommunications Products and Equipment"

         o TR-NWT-000409, Issue 3, July 1993. "Generic Requirements for Intrabuilding Optical Fiber Cable

         o TR-NWT-000840, Issue 1, December 1991. "Supplier Support Generic Requirements (SSGR)"

         o        TR-NWT-000513 Generic Requirements for Power Systems

         o TR-NWT-000928 Generic Requirements for Fuse Panels used in Central Offices


6.4      Marking

         The following section supersedes the General Agreement No. 98005906, section entitled "Bar-Coding", page 3:

         Seller agrees to mark all Product furnished hereunder for identification purposes with (I) Seller's or OEM's model/serial/issue number, (ii) the month and year of manufacture, (iii) warranty expiration date, and (iv) for plug-in equipment, also in accordance with the current requirements outlined in Technical Publication GR-185-CORE, Issue 1, Common Language (R) Equipment Coding Processes and Guidelines, TR-795-25540-8402 (Pub. 5002), Issue 1, 1/1/74 Common
         Language (R) Identification of Manufacturers of Telecommunications Products, and TR-STS-000383, Issue 5, 1/1/91 Generic Requirements for Common Language (R) Barcode Labels. Seller further agrees that it will:

         (a) For central office plug-ins, hardwired equipment, tools and test sets, obtain at Seller's expense applicable Equipment Catalog Item ("ECI"), Continuing Property Record ("CPR") and Common Language (R) Equipment Identifier ("CLEI") information from Bell Communications Research, Inc. ("Telcordia") and provide such information to Buyer on the Order Acknowledgment.

         (b) Mark all hazardous Products as such in a permanent and reasonably visible manner by stating, "HAZARDOUS MATERIAL CONTAINED WITHIN," and identifying the specific hazardous material.

         (c) Add any other identification, which might be requested by Buyer. Charges, if any, for such additional identification marking will be as agreed upon by Seller and Buyer.


7.0      ORDERING

7.1      Order Procedure

         The following section supersedes the General Agreement No. 98005906, section entitled "Purchase Orders", page 15:


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                                    Page 10
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                                                          Agreement No. 99006728


         Orders submitted by Buyer against this Agreement will be placed on Purchase Order Form SW-6531 for SWBT and Purchase Order Form P-2 for PACIFIC. The typed or written provisions on Buyer's Orders will be incorporated into this Agreement, but printed provisions on the reverse side thereof will be deemed deleted.

         Each Order shall be numbered, shall indicate the ordering party, and may include at least the following items whenever such item is applicable to the Products and Services covered by such Order:

         (1)      The date of the Order.

         (2)      The incorporation of this Contract and Agreement by reference

         (3) A complete list of the Products and Services covered by the Order, specifying, attaching or referencing the quantity, model number, program name or product identification number, description and Specifications for each.

         (4) The price of each Product and Service, including discounts (if any), and any additional charges.

         (5)      The address to which Seller's invoice shall be sent.

         (6)      Shipping instructions.

         (7) The destination to which the Products will be delivered and the date and time for scheduled delivery.

         (8)      Any special terms and conditions.

         Order(s) placed hereunder shall be deemed accepted by Seller unless written notice to the contrary is received by Buyer within ten (10) days from Seller's receipt of such Order. Such notice will be given to Buyer in care of the address indicated on the acknowledgment copy of the Order. Any additional or different terms in any Seller quotation, acknowledgment, invoice or other communication to Buyer, whether or not such terms materially alter an Order, shall be deemed objected to by Buyer without need of further notice of objection and shall be of no effect and not in any circumstance binding upon Buyer unless expressly accepted by Buyer in writing.

7.2      Order Acknowledgment

         The following section is in addition to the General Agreement No. 98005906, section entitled "Order Acknowledgment", page 15.

         Seller agrees to provide to Buyer an Order Acknowledgment ("OA") with respect to each Order. In addition, Seller agrees to include Software Right to Use Fees, if any, on the OA.



                   * Confidential treatment will be requested









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                                                          Agreement No. 99006728



                     [*Confidential treatment requested].




























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                                                          Agreement No. 99006728



8.4      Changes and Suspensions

         Buyer may, by notice to Seller at any time before complete delivery is made under any Order, make changes within the general scope of such Order, including changes to quantities, drawings, designs or specifications. In addition, Buyer may, by notice to Seller, suspend, in whole or in part, the delivery of Products and the performance of Services. If Buyer directs any such change or suspension, the parties shall agree upon any necessary adjustments in prices or dates and Buyer shall issue a revised Order reflecting such adjustments.

         Seller may not, without Buyer's prior written consent, make any changes whatsoever with respect to the Products or Services specified in any Order.

9.0      DELIVERY

9.1      Delivery and Performance

         All dates for delivery of Products and performance of Services are firm and time is of the essence. Seller's delivery interval is two to seven (2-7) weeks from receipt of Buyer's Order to Delivery Date. Upon receipt of each Order, Seller shall deliver the Products to Buyer's designated location and perform all of the Services on or before the date(s) specified, failing which Buyer may, in addition to all other remedies provided by law or equity or this Agreement (1) Cancel such Order, or (2) extend such delivery date(s) to a later date(s), subject however, to Cancellation if delivery is not made by such extended date(s).

         If an Order is Canceled pursuant to the paragraph above, Buyer shall have the right to retain or return any or all Products received under such Order. Seller shall reimburse Buyer the costs of shipping the returned Products and amounts, if any, previously paid by Buyer. Buyer shall pay for any Products retained at the prices set forth herein, and quantity discounts, if any, shall be applied on the basis of the quantity specified in the Order.

9.2      Shipping and Packing

         Seller agrees to:

         (a)      Ship Orders complete unless instructed otherwise by Buyer.

         (b) Ship to the destination designated in the applicable Order in accordance with any specified routing instructions.

         (c) Package, mark and label Products in accordance with Buyer's Specification No. 76295. Adequate protective packaging will be furnished by Seller at no additional charge.

         (d) Enclose a packing slip with each shipment and, when more than one (1) package is shipped, clearly identify the one containing the packing slip.

         (e) Mark Buyer's Order number, item sequence numbers, and item identification numbers and descriptions on all packages, subordinate documents and shipping papers.

         (f) Render invoices in duplicate or as otherwise specified by the applicable Order, showing Buyer's Order number, item sequence numbers, item identification numbers and descriptions, through routing and weight.

         (g)      Render separate invoices for each shipment or Order.

         (h) Mail Bills of Lading, if applicable, shipping notices and copies of transportation bills with Seller's invoices to Buyer's address indicated on the applicable Order.

         (i) List basic unit and part number or Common Language Equipment Identifier ("CLEI") code numbers and Continuing Property Record ("CPR") numbers for each central office product included on an invoice.

         (j) Limit billing on repair orders to one (1) invoice per repair order.

         (k) Identify software right-to-use fees on the invoice as either "application" or "operational".


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                                    Page 13

                                                          Agreement No. 99006728


         For shipments made to Seller's Material Distribution Center ("MDC") in Lancaster, Texas, Seller further agrees to ship Products on pallets with dimension of 42" by 42" and stack Equipment thereon no higher than 48".

         Adequate protective packaging will be furnished by Seller at no additional charge. If prepayment of transportation charges is authorized, Seller will include the transportation charges for the Products from the F.O.B. point to the designated destination as a separate charge on Seller's invoice therefor.

         Shipping and routing instructions may be altered by mutual agreement of the parties without written notice. C.O.D. shipments will not be accepted. Unless expressly stated to the contrary, Seller's charges for transportation Services including, but not limited to, routing, transporting, hauling, hoisting, storage and detention, are not included in any prices furnished for Products. Seller's prices include its standard packing for domestic shipments. All Products purchased, repaired or replaced and/or disposed of hereunder shall be packed and marked by Seller, at no additional charge to Buyer, to comply with or exceed (1) the standards of the National Motor Freight Traffic Associations Incorporated as published in the National Motor Freight Classification #100 ("Standards"), as may subsequently be amended, or
         (2) the Specifications set forth in the appendix, if any, entitled "Packaging, Packing and Container Marking Requirements". If the Products purchased, repaired, replaced, or disposed of consist of or contain hazardous materials or hazardous wastes, Seller shall package, label, mark, and transport same in accordance with applicable laws and regulations in addition to the Standards. In the event of any conflict or inconsistency between the Standards and such laws and regulations, such laws and regulations shall prevail. If Buyer requests special packaging charges, if any, shall be agreed upon by the parties.

10.0     PERFORMANCE

10.1     Records And Audits

         This following section supersedes the General Agreement No. 98005906, section entitled "Records and Audits", page 17:

         In order to enable Buyer to comply with the requirements of Parts 32 and 64 of the Rules of the Federal Communications Commission pertaining to Affiliate transactions and any similar state or federal requirements, Seller agrees, to:

         (a) Maintain and provide to Buyer upon request complete and accurate records related to all amounts billable to and payments made by Buyer hereunder in accordance with generally accepted accounting principles.

         (b) Notify Buyer prior to destroying or otherwise permanently disposing of such records and, at Buyer's option, transfer such records to Buyer.

         (c) Provide reasonable supporting documentation to Buyer within thirty (30) calendar days after receipt of written notification from Buyer of a dispute as to the amount of any invoice.

         Seller further agrees that Buyer will have the right through its accredited representatives to inspect, copy, and audit, during normal business hours, the charges invoiced to Buyer under this clause. Should Buyer request an inspection or audit, Seller will make available the pertinent records and files. This right to inspect, copy, and audit will not be limited to validating the


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                                    Page 14

                                                          Agreement No. 99006728


         accuracy of resources utilized by Seller and associated charges invoiced to Buyer but includes, without limitation, the right to inspect and audit:

         (i)      The method for determining cost data provided to Buyer.

         (ii) Any cost or pricing data, records or other information pertaining to similar sales to other, Non-Affiliated buyers.

         (iii)    Seller's accounting policies or practices.

         Seller will include any of the aforementioned information on its invoices and other billing documents as Buyer may reasonably require.

         Unless otherwise provided in this Agreement, Seller shall retain such records for a period of three (3) years from the date of final payment under the Order to which such records relate. To the extent that such records may be relevant in determining if Seller is complying with its obligations under the applicable Order, Buyer and its authorized representatives shall have access to such records for inspection, copying, and audit during normal business hours.

10.2     Monthly Order And Shipment Reports

         During the term hereof, Seller agrees to render monthly shipment reports on or before the fifth (5) working day of the succeeding month. The report shall in a form that indicates the total dollars paid to Seller by Buyer for each applicable Product for each month and any additional information required by Buyer. Completed forms will be sent to Buyer's address as set forth in the clause herein entitled "NOTICES."

         In addition, Seller agrees to render quarterly sales reports on or before the last working day of April, July, October and January. The report shall indicate the total year to date sales orders, by quarters, paid to Seller by Buyer. Specifics shall include Vendor Name(s), Product Description(s), Vendor Part Number(s), Product Price, Quantities, Purchasing Affiliate (PB, SWBT, SNET, etc.).

10.3     Action Register

         Buyer and Seller acknowledge that the success of Buyer's development of Seller's Products is contingent upon timely and successful resolution of issues identified in the Action Registers. Buyer reserves the right to assign items to Action Registers, which are living documents, with the understanding that Action Registers contain issues pertaining to conformance of Products with Seller's Specifications and Buyer's requirements. Seller agrees to provide timely service and resolution, including all necessary steps to address critical and high Action Register Items, to Buyer on those items identified in the Action Registers (or such successor entity or issues forum as may be maintained by Buyer). Seller further agrees to take. In pursuing the resolution of problems or issues identified in the Action Register, and in the selling of any Products to Buyer, Seller agrees to perform testing consistent with the conditions typically found in Buyer's Production environment. The current version of the Action Register is attached as Exhibit B.

10.4     Work Hereunder

         It is understood that visits by representatives of Seller or its suppliers for inspection, adjustment or other similar purposes in connection with Products purchased hereunder will for all purposes


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                                    Page 15

                                                          Agreement No. 99006728


         be deemed "work hereunder" and will be at no charge to Buyer unless otherwise agreed in writing with Buyer.

10.5     Work Stoppage

         Each party hereto agrees to notify the other party hereto at least sixty (60) days prior to the expiration of any labor agreement. For any actual work stoppage, notification will be made within the first twelve
         (12) hours after such stoppage has occurred.

         For an emergency request by Buyer during any work stoppage, Seller will provide on-site technical support of Products and/or Services provided hereunder, including but not limited to: installation, repair, calibration, removal and hauling and hoisting. Cost will not exceed current Agreement prices or, where no pricing exists, Seller's/OEM's current published prices. Should Seller not be able to provide on-site emergency service during a work stoppage, Seller will release sufficient information to a third party through a Non-Disclosure Agreement approved by Buyer to allow the requested Products and/or Services to be provided in the same manner as though Seller has provided same. Seller will receive Buyer's written approval prior to the release of any such information.

10.6     Tools and Equipment

         Unless otherwise specifically provided herein, Seller agrees to furnish all labor, tools and equipment (the "Tools") required for the performance of this Agreement. Upon completion of the Services, Seller agrees to promptly remove all tools, equipment, materials and debris from Buyer's premises. Should Seller use any Tools owned or rented by Buyer, Seller further agrees:

         (a) To defend, indemnify and hold Buyer harmless from and against any and all loss, liability, damage, expense, claim, demand or suit (including attorney's fees and court costs) of any kind and nature whatsoever (including but not limited to claims resulting from injuries or death to persons or damage to property) in any way arising out of or resulting from Seller's maintenance, possession, operation, use, storage or movement of the Tools or any accident occurring in connection therewith.

         (b) To accept the Tools "as is, where is" and that Buyer will have no responsibility for the condition or state of repair thereof.

         (c) Not to remove the Tools from Buyer's premises and to return them to Buyer upon completion of use, or at such earlier time as Buyer may request, in the same condition as when received by Seller, reasonable wear and tear excepted.

         All use of Tools by Seller will be subject to the provisions of the Section entitled LIABILITY, and Seller agrees to maintain at all times adequate insurance acceptable to Buyer to cover its indemnification obligations hereunder and provide Buyer, upon request, with evidence thereof.

10.7     Use of Buyer's Systems

         Buyer reserves the right to determine how Seller's personnel provided to perform Services hereunder will access Buyer's network remotely and locally.

         Seller agrees and promises to use the applicable Buyer computer systems on which the Services are provided in a professional and effective manner, and only for the purposes of the performance of this Agreement. Any other intentional use or misuse of such computer systems will constitute a breach of this Agreement.

         Seller acknowledges that any person Seller selects to work under this Agreement will be expected to fully comply with the known requirements, conditions, or restrictions applicable to the use of Buyer's computers or telephone network or applicable to access to Buyer's database, network or information systems. Seller will indemnify and hold Buyer harmless for any failure (whether


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                                    Page 16

                                                          Agreement No. 99006728


         negligent or intentional) to meet these known requirements, conditions, or restrictions by any of these persons. Seller further agrees to cooperate fully in any Buyer inquiry into alleged violations by Seller's personnel with respect to Buyer's computers, property or information.

10.8     Damages to Property and Live Equipment

         A. Buyer shall notify Seller, of any damage to or theft of tangible property, real or personal, caused directly or indirectly by Seller and of circumstances, which it believes, could give rise to such damage. Seller shall take precautions and reasonable and necessary measures to prevent further damage. Seller shall indemnify Buyer for such damage or loss in accordance with the Section entitled INDEMNIFICATION. Seller shall replace or temporarily repair such property. At Buyer's or a third party owner's option and direction, Seller shall restore or replace Buyer's or other's property to its original condition, place such property in operational condition or bear the cost of such restoration or replacement.

         B. The continuity of Buyer's service is of paramount importance and Seller shall at all times exercise the greatest care to prevent damage to Buyer's property and shall not use any materials, equipment or methods which, in the judgment of Buyer, might endanger or interfere with Buyer's service to its customers.

         C. In the event of damage to "live" equipment caused by, or as a result of Seller's negligent or reckless acts or omissions, except to the extent that the specific act or omission producing damage was expressly directed by Buyer, Seller shall be liable in accordance with the provisions of the Section entitled INDEMNIFICATION.

10.9     Inspection

         When requested by Buyer, Seller agrees to (a) notify Buyer or Buyer's agent when Equipment is ready for inspection, (b) give Buyer such reasonable opportunity to inspect such Equipment at any time prior to the scheduled shipment date, and (c) provide without charge any production testing facilities and personnel required to inspect the Equipment under the inspection instructions specified. Purchase of any Equipment under this Agreement is subject to Buyer's inspection and acceptance after delivery. It is mutually agreed that Buyer or Buyer's agent may develop inspection instructions which will be made a part of this Agreement at a later date by written agreement of the parties. Inspection or failure to inspect on any occasion will not affect Buyer's rights under warranty or other provisions of this Agreement.

10.10    Installation Services

         Seller agrees to install, at no additional charge to Buyer, all Products ordered hereunder, including all necessary cabling, connection with Buyer-supplied power, utility and communications services, and in all other respects make the Equipment ready for operational use. The Equipment will be deemed installed and ready for operational use at the conclusion of a successful Acceptance Test performed at the Installation Site, which demonstrates that the Equipment meets minimum design capabilities. Seller will provide Buyer with written documentation of the successful Acceptance Test and certify, by the Installation Date, that the Equipment is ready for operational use in accordance with Buyer's Order.

         Installation of the Software by Buyer or Seller will consist of a version that will perform in accordance with the corresponding published performance Specifications and will include a demonstration of the Software's features and functions using Seller's standard demonstration procedure of the installed Software on Buyer's computer system.

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                                    Page 17
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                                                          Agreement No. 99006728


         The purpose of the installation demonstration will be to confirm that all Software ordered has been entered into Buyer's program library and that such Software functions in accordance with Seller's published performance Specifications associated therewith.

         The demonstration will be considered successfully completed when the Software output results match the standard set of results provided by Seller.

         If Seller installs the Software, Seller will certify in writing to Buyer, at the successful completion of the installation demonstration, that the Software has been properly installed and performs in accordance with Seller's published performance Specifications applicable thereto. If Buyer installs same, Seller agrees to provide complete installation instructions with the Software and telephone consultation during Seller's business hours, on the proper installation thereof at no additional charge to Buyer.

10.11    Installation Performance

         Buyer retains the right to determine the installation vendor for Products. If Installation of Products purchased hereunder is to be performed by Seller, the applicable Order(s) shall so indicate. If Seller or Seller's subcontractors are chosen to install the Products, Installation shall be performed in accordance with TP76300 "Southwestern Bell Telephone Installation Guide", dated September 1996 for SWBT or with "PACIFIC BELL/NEVADA BELL CENTRAL OFFICE EQUIPMENT INSTALLATION AND JOB ACCEPTANCE HANDBOOK" dated November 1994 for PACIFIC ("Installation Handbook"), or Telcordia Publication TR-NWT-001275" CO Environment Installation/Removal Generic Requirements" for Affiliate installations and as subsequently amended from time to time, which are incorporated herein by this reference. In addition, Seller agrees to adhere to Seller's own installation standards to the extent such standards do not reduce or detract from Buyer's installation requirements or impair or impact the design or operation of the Products.

         In order to install Products in SWBT's market areas, Seller must obtain prior approval from SWBT's local Vendor Certification Committees. In order to install Products in PACIFIC's market areas, Seller must be certified by PACIFIC'S Installation Vendor (IVEN) process as a qualified installation vendor before starting any Installation activity. Seller's intended use of any subcontractor or agent to install Products will likewise be subject to prior approval, which approval will not be unreasonably withheld.

         Seller agrees to pay certain liquidated damages for failure to (1) meet scheduled completion dates, and (2) perform central office equipment installation functions as requested by Buyer on the Order and in accordance with Buyer's specification.

         The amount of such damages shall be in accordance with the following schedule:

         1.   Installation Requirements

         o Seller shall perform Central Office Equipment Installation functions as requested by Buyer on the Order and in accordance with Buyer's specification. Should Seller's performance or lack thereof result in an out of service condition, the following charges will apply: Out of Service Condition - Seller will forfeit twenty percent (20%) of installation fee.

         o An out of service condition will require a positive reporting of the incident to the SWBT Area Manager - Maintenance Engineering, PACIFIC Maintenance Engineer, the local


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                         except under written agreement

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                  Network Operations supervisor for SWBT and PACIFIC and Buyer's representative (as described in Buyer's Installation
                  Handbooks).

         2.       Completion Dates

         o Installation Services shall be completed in accordance with Buyer's schedule(s) and/or mutually negotiated completion schedule(s). Seller will forfeit ten percent (10%) of installation fee for failure to meet scheduled or mutually agreed advance service and/or job completion dates.

         Seller shall not be liable or responsible for liquidated damages for any delay caused by (1) Buyer changes, revisions or modifications, or special requirements of Buyer not communicated to Seller, (2) Buyer changes in scheduled dates, (3) failure of Buyer to provide any item to be furnished by Buyer, (4) failure of Buyer to furnish required order/engineering information prior to Seller's standard engineering interval, or (5) other reasons attributable to Buyer.

         Any liquidated damages for which Seller is liable pursuant to this clause shall be credited against the invoice for the affected Order, provided, however, that if the relevant invoice has been paid in full, the applicable amount for liquidated damages shall be remitted to Buyer by check.

10.12    Installation/Cutover Assistance

         If requested by Buyer, Seller agrees to make available at the installation site, without charge, a field engineer to render installation and cutover assistance as required by Buyer for the initial installation/cutover in each of Buyer's operating areas.

10.13    Acceptance

         Buyer reserves the right to accept or reject Products and Services after the delivery (including installation or other work, if required) of Products at the location designated in the applicable Order and after the performance of Services if such Products or Services fail to meet the applicable Specifications. If, prior to acceptance by Buyer, any of the Products or Services are found to be not in strict conformance to this Agreement, including the applicable Order, Buyer shall have the right (a) to reject the same and cancel any affected Order(s) or, (b) at its option, (1) in the case of Products, require that such Products be repaired or replaced promptly at Seller's risk and expense (including freight charges) and (2) in the case of Services, require the performance or reperformance of such Services. Buyer's use of Products for revenue generating purposes shall not thereby constitute acceptance. Installation of replacement Equipment will be within the time period mutually agreed upon by the parties in writing. Buyer may terminate the applicable Order and request the removal of the Equipment with no charges or penalties. Acceptance of Products by Buyer shall be without prejudice to Buyer's right to revoke acceptance pursuant to the Uniform Commercial Code.

         Buyer reserves the right to conduct an Acceptance Test of the Products and Services during the Acceptance Period starting the day after Seller certifies in writing that the Equipment is ready for Acceptance Testing, if Seller installs the Equipment, or the day following completion of installation by Buyer; provided, however, Acceptance Testing will not begin until Buyer personnel have been trained by OEM to operate the Equipment. In such excepted case, Acceptance Testing will begin the business day following completion of the required training. Testing will be performed to determine whether:


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                                                          Agreement No. 99006728


         associated necessary training required ensuring that technicians perform quality installations. Seller therefore, agrees, to provide training on the installation of all Equipment purchased hereunder to Buyer or any other party reasonably designated by Buyer. Such installation training shall include, but not be limited to:


         1. Any unique requirements for transporting or handling of the Equipment.

         2. The proper order in which the different elements that comprise the system must be installed and the location of each element.

         3. The methods for routing cable and fiber within the system and up to the cable rack provided by Buyer.

         4. The methods for terminating connectors that are unique to the system.

         5.       Proper routing and terminating of power cable and connectors.

         6.       Proper routing and termination of ground cable and connectors.

         7. Any unique features in the design of the system that if not properly installed may adversely affect the operation of the intelligent network element.

         8. The order and proper methods for applying power to the system when it is initially powered up so it does not interfere with the operation of any network element already in service. Other installation requirements are specified in Buyer's "Installation Handbook".

10.15    Relocation

         Upon thirty (30) days' prior written notice from Buyer, Seller agrees to prepare for relocation and reinstall Equipment purchased hereunder at any other site at Buyer's expense. The charge will be at no more than Seller's maintenance rates set forth herein.


11.0     REPAIR AND MAINTENANCE

11.1     Notice of Delays & Liquidated Damages

         A. Whenever any actual or potential cause delays or threatens to delay Seller's performance with respect to delivery, including the availability of promised features or functionality, in addition to all other Seller obligations and Buyer remedies, Seller shall immediately and regularly thereafter, but no less often than twice-a-month, so notify Buyer in writing. Such notice shall include all relevant information concerning the actual or potential cause of the delay and its background. During the period such actual or potential cause exists, Seller shall keep Buyer advised of its effect on Seller's performance and of the measures being taken to remove it. For purposes of this section, promised feature or functions shall include Seller's Product Specifications for a promised feature or function and Seller's written commitments to Buyer for delivery of a promised feature or function.

        B. Seller shall be given twenty (20) business days from the occurrence of such failure to cure its breach and/or work with Buyer to develop a plan, which will minimize Buyer's liability. Although Buyer shall have the final authority to approve any such plan, Buyer shall not unreasonably delay or withhold approval of any technically viable plan that provides a reasonable remedy for Seller's failure to meet the agreed upon delivery or completion date as specified above.

                  Seller shall pay to Buyer in total satisfaction of this provision as liquidated damages and not as a penalty the lesser of either (i) an amount equal to one percent (1%) of the price of the Products per day for such delayed Products, or (ii) one thousand dollars ($1,000), for each day of delay occurring after the end of the twenty day cure period set forth in the preceding paragraph until the actual Delivery Date. Liquidated damages under this section shall in no event exceed 100% of the dollar volume of the portion of the Order and regularly thereafter, but no less than twice-a-month, so notify Buyer in writing. Such notice shall include all relevant information concerning the actual or potential cause of the delay and its background. During the period such actual or potential cause


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                         except under written agreement

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                  exists, Seller shall keep Buyer advised of its effect on
                  Seller's performance and of the measures being taken to remove it. For purposes of this section, promised feature or functions shall include Seller's Product Specifications for a promised feature or function and Seller's written commitments to Buyer for delivery of a promised feature or function.

         B. Seller shall be given twenty (20) business days from the occurrence of such failure to cure its breach and/or work with Buyer to develop a plan, which will minimize Buyer's liability. Although Buyer shall have the final authority to approve any such plan, Buyer shall not unreasonably delay or withhold approval of any technically viable plan that provides a reasonable remedy for Seller's failure to meet the agreed upon delivery or completion date as specified above.

                  Seller shall pay to Buyer in total satisfaction of this provision as liquidated damages and not as a penalty the lesser of either (i) an amount equal to one percent (1%) of the price of the Products per day for such delayed Products, or (ii) one thousand dollars ($1,000), for each day of delay occurring after the end of the twenty day cure period set forth in the preceding paragraph until the actual Delivery Date. Liquidated damages under this section shall in no event exceed 100% of the dollar volume of the portion of the Order which is delayed, or which cannot be deployed because of the delayed delivery of other parts of the Order. Such amount shall be paid, at Buyer's election, in the form of either cash (net 30 days after notice), credit, or a Product credit on a going-forward basis.

                  This liquidated damage amount shall not apply where the lateness was caused by failure of a vendor to fulfill a contractual obligation to Seller where such failure was beyond the vendor's reasonable control, such as by Force Majeure, as defined in this Agreement. Buyer shall give Seller the flexibility to ship partial order quantities if deployment is reasonably feasible consistent with Buyer's deployment plans and personnel availability, in order to minimize liquidated damages. In addition to the foregoing, Seller shall diligently use proactive efforts to remedy the shortfall. Such efforts include, at no additional charge to Buyer, the following: a) an automatic and immediate allocation of resources to meet the failed commitment (or anticipated shortfall); b) the provision of hotlot or expedite status for material which is in short supply; c) expedited shipment; and, d) the waiving of lead-time requirements for further orders as necessary to meet the commitment.

                  In the event that Seller does not deliver Products including delivery of promised features, to Buyer or complete performance of Services on or before such extended Delivery Date (which shall, unless the parties agree to a shorter period, be at least thirty (30) business days after the originally scheduled Delivery Date), Buyer may (1) cancel such Order or (2) extend the Delivery Date and hereby reserves its rights as stated above. No payments, progress or otherwise, made by Buyer to Seller after the scheduled Delivery Date shall constitute a waiver of liquidated damages, and receipt of liquidated damages shall be in lieu of consequential and incidental damages resulting from Seller's breach.

11.2     Limitation of Liability

         The following section supersedes the General Agreement No. 98005906, section entitled "Limitation of Liability", page 12:

         Except for either party's obligation under section entitled INFRINGEMENT INDEMNITY and INDEMNIFICATION, and except as Seller may be liable for liquidated damages under the


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                                                          Agreement No. 99006728


         section entitled NOTICE OF DELAYS AND LIQUIDATED DAMAGES, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES (INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS OR OF DATA), EVEN IF THE PARTIES WERE FULLY APPRISED OF THE FORSEEABILITY OF SUCH DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, UNDER OR ARISING OUT OF THIS AGREEMENT.




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13.0     OTHER

13.1     Patents

         No licenses, express or implied, under any patents are granted by Buyer to Seller under this Agreement.

13.2     Copyrights

         Seller agrees that all rights, title and interest in and to all original works of authorship which Seller produces or composes in connection with the Services shall be considered works made for hire and shall belong to the Buyer, including all copyrights thereon, and the rights to obtain registrations of copyrights thereon throughout the world. In the event that such works contemplated hereunder as works made for hire shall not be considered works made for hire, Seller hereby assigns such Works and all rights, title and interest in them to Buyer.

13.3     Headings

         The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


                            Proprietary Information
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                                                          Agreement No. 99006728


IN WITNESS WHEREOF, the foregoing Agreement has been executed by authorized representatives of the parties hereto, in duplicate, as of the dates set forth below.

Seller Accepted:

World Wide Technology, Inc.
("Seller")

By:
   -----------------------------------------

Typed Name:
           ---------------------------------

Title:
      --------------------------------------

Date:
     ---------------------------------------

Buyer Accepted:

SBC Operations, Inc.
("Buyer")


By:  /s/ Steve Welch
   -----------------------------------------


Typed Name:  Steve Welch

Title:  President, SBC Corporate and Administrative Services

Date:                   6/29/99
      ---------------------------------------


                            Proprietary Information
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